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                                                                    Exhibit 23.2


                     CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of National Medical Financial Services Corporation on Form S-3 (File No. 333-11381) of our report dated March 31, 1998, on our audit of the financial statements of National Medical Financial Services Corporation as of December 31, 1997 and for the year then ended, which report is included in this Annual Report on Form 10-KSB.


MEDWIG LABRIOLA & CO.


1000 Arrott Building
401 Wood Street
Pittsburgh, Pennsylvania
April 27, 1998